Exhibit 10.2
SIGN-ON BONUS AGREEMENT
THIS SIGN-ON BONUS AGREEMENT (“Agreement”) is entered into on the 1st day of July, 2025 (the “Effective Date”), by and between TriSalus Life Sciences, Inc., a Delaware corporation (the “Company”), and Mr. David Patience (the “Employee”).
NOW, THEREFORE, in consideration of the mutual promises made below, the parties agree as follows:
1.Sign-On Bonus. The Company agrees to pay Employee a one-time sign-on bonus of $159,000 (the “Sign-On Bonus”); will be paid on the first payroll after effective day and the Sign-On Bonus shall be subject to all applicable tax and other withholdings.
2.Repayment of Sign-On Bonus. If, within twenty-four (24) months following the Effective Date, Employee’s employment terminates for any reason other than a “Discharge Without Cause” or a “Resignation for Good Reason” (each as defined in Employee’s Executive Employment Agreement with the Company), then Employee shall repay to the Company, within ten (10) days following termination, a portion of the Sign-On Bonus equal to (i) the gross Sign-On Bonus multiplied by (ii) a fraction, the numerator of which is the number of complete months remaining between the date on which Employee’s employment terminates and the date which is 24 months from the Effective Date and the denominator of which is 24 (the “Repayment Amount”). Employee hereby authorizes the Company to withhold the Repayment Amount from any other amounts the Company may owe to Employee (but, for the avoidance of doubt, Employee shall be required to directly repay the Company to the extent such withheld amounts do not fully satisfy the Repayment Amount).
3.Other Provisions.
(a) Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto.
(b) No Guarantee of Employment. Nothing herein shall prohibit the Company from terminating Employee’s employment at any time and for any reason.
(c) Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed, or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by Employee and a duly authorized officer of the Company (each, in such capacity, a party) or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power, or privilege hereunder, nor any single or partial exercise of any right, power, or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder.
(d) Governing Law. This Agreement has been negotiated and is to be performed in the State of Colorado, and shall be governed and construed in accordance with the laws of the State of Colorado applicable to agreements made and to be performed entirely within such state.

(e) Counterparts. This Agreement may be executed electronically and/or in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
(f) Confidentiality. Neither party shall disclose the contents of this Agreement or of any other agreement they have simultaneously entered into to any person, firm, or entity, except the agents or representatives of the parties, or except as required by law.
(g) Headings. The Section headings have been included for convenience only, are not part of this Agreement, and are not to be used to interpret any provision hereof.
(h) Binding Effect and Benefit. This Agreement shall be binding upon and inure to the benefit of the parties, their successors, heirs, personal representatives, and other legal representatives. This Agreement may be assigned by the Company to any entity which buys substantially all of the Company’s assets. However, Employee may not assign this Agreement without the prior written consent of the Company.
(i) Separability. The covenants contained in this Agreement are separable, and if any court of competent jurisdiction declares any of them to be invalid or unenforceable, that declaration of invalidity or unenforceability shall not affect the validity or enforceability of any of the other covenants, each of which shall remain in full force and effect.
[Signature page follows]

IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Agreement or caused it to be executed and attested by their duly authorized officers as a document under seal on the day and year first above written.

TRISALUS LIFE SCIENCES, INC.
By:	/s/ Mary Szela
Ms. Mary Szela
President and CEO
Date:	Mary 27, 2025

EMPLOYEE:
By:	/s/ David Patience
Mr. David Patience
Date:	Mary 27, 2025